Exhibit 99.1

First China Pharma Acquires Government Approved Online Order Payment License

Second Internet License a Game Changer for Growing Drug Distributor

KUNMING, CHINA--(Marketwire -10/13/11)- First China Pharmaceutical Group, Inc. (OTC.BB: FCPG.OB - News) ("First China" or the "Company"), a rapidly growing and technologically advanced healthcare products distributor based in Yunnan, China, is extremely pleased to announce that it has recently been awarded a key national license which permits the Company to accept orders and transact payments over the internet.

First China believes the newly granted "Internet Drug Transaction Service License" (IDTSL) positions the Company as one of only a handful of pharmaceutical distributors with government approval for online payment capability in the country. The new license compliments the Company's existing Internet Drug Information Service License so that it can now market and advertise its products along with accepting orders and transacting payments over the internet.

First China's founder, Mr. Wang Zhen Jiang, originally developed the Company's proprietary order fulfillment processing system as it was determined that an internal information management network combined with an internet e-commerce platform would enable customers to purchase drugs at a lower price by bypassing 2 traditional layers of local or regional distributors. The interface was designed to allow customers to visit and search out specific drug information and to execute a transaction or communicate directly with customer service representatives for assistance. The information management system is used for unified management of the purchase, inventory, sales, accounts receivable/payable, pricing, shipping and delivery of all products offered by First China.

The Company's integrated processing management system is considerably faster and more effective than conventional drug procurement procedures in China and further ensures that each order is securely completed under stringent controls in order to eliminate false transactions or instances of other fraudulent activity.

The IDTSL offers the Company broad national exposure to an audience that for the first time can now directly access, submit orders and transact payments for purchases from First China's product catalogue over the internet. The license enables First China to immediately transform itself from a provincial pharmaceutical distributor and propels it into the national drug distributor arena. Company management is projecting that this new source of revenue may become a game changing event in the relatively short life of the Company. As a result, the Company is now re-evaluating its acquisition based expansion strategy, as this new license presents options which enables First China to quickly establish itself throughout the country without exposing itself to the additional financial burdens and increased administrative complexities of a an acquisition-only strategy.

Mr. Wang Zhen Jiang, the Chairman and CEO of the Company comments, "With the granting of this new license our internal leadership is re-evaluating a number of plans and initiatives including our strategic acquisition objectives. In one move, we have been thrust into the relatively exclusive status of a national health products distributor. We are now able to grow rapidly in other provinces by utilizing the internet and fully exploiting this new license which will provide growth at a fraction of the cost of acquisitions and without any significant share dilution. This opportunity presents us with a wealth of positive options."

Further details of the Company's business, finances, appointments and agreements can be found as part of the Company's continuous public disclosure as a reporting issuer under the Securities Exchange Act of 1934 filed with the Securities and Exchange Commission's ("SEC") EDGAR database.

About First China Pharmaceutical Group, Inc. (OTC.BB: FCPG.OB - News)

First China Pharmaceutical Group, Inc. aims to develop a high growth pharmaceutical distribution company generating significant revenue from the sale of healthcare products in China. As part of its business strategy, the Company has acquired the assets of Kun Ming Xin Yuan Tang Pharmacies Co. Ltd. (XYT), which includes a strategic advantage over its competitors as it is one of a handful of pharmaceutical distribution companies in Yunnan Province that has obtained government approval to market and fill orders using the internet. First China Pharmaceutical Group plans to continue the rapid growth of the Company from its current position as a provider of approximately 7,100 drugs to more than 4,700 pharmacies, hospitals and clinics in China's Yunnan Province. For more information visit: www.firstchinapharma.com.

Notice Regarding Forward-Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development of new business opportunities, acquisition strategies, speed of the processing management system, ability to eliminate false transactions and fraudulent activity, national distribution expansion, growth opportunities, future operations, revenue, profits, gross margins and results of operations. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

ON BEHALF OF THE BOARD

First China Pharmaceutical Group, Inc.
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Zhen Jiang Wang
Chairman and CEO

Contact:

Evergreen Investor Relations, Inc.
Phone: 1-888-518-3274
Email: info@firstchinapharma.com
Web: www.firstchinapharma.com